Exhibit 3.1

STATE OF NEVADA OFFICE OF THE SECRETARY OF STATE C. MURPHY HEBERT Chief Deputy Secretary of State DEANNA L. REYNOLDS Deputy Secretary for Commercial Recordings Business Entity - Filing Acknowledgement 07/22/2026 Work Order Item Number: Filing Number: Filing Type: Filing Date/Time: Filing Page(s): Indexed Entity Information: Entity ID: E30165262023-0 Entity Status: Active W2026072200811-5355888 20265915453 Amended and Restated Articles 7/22/2026 8:42:00 AM 4 Entity Name: Cenntro Inc. (the "Corporation") Expiration Date: None Commercial Registered Agent Vcorp Agent Services, Inc. 701 S. Carson Street, Suite 200, Carson City, NV 89701, USA The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future. Respectfully, FRANCISCO V. AGUILAR Secretary of State Page 1 of 1 Commercial Recording 401 N. Carson Street Carson City, NV 89701 1 State of Nevada Way Las Vegas, NV 89119

10:25:20 a_m_07-20;-2026 I -3-I 18886118813 7 To: NV Secretray of State Page: 3 of6 2026-07-20 17:26:04 GMT Filed in the Office of Business Number Filing Number Filed On 7/22/2026 8:42:00 AM Number of Pages FRANCISCO V. AGUILAR Secretary of State 401 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov Profit Corporation: Certificate of Amendment (PuRsuANT To NRs 78_380 & 78_385/78.390) Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT rn NRs 78.403) Officer's Statement (PURSUANT To NRs ao.o3o) TYPE OR PRINT • USE DARK INK ONLY • DO NOT HIGHLIGHT 1. Entity information: Name of entity as on file with the Nevada Secretary of State: CENNTRO INC. (the "Corporation") Entity or Nevada Business Identification Number (NVID): -E30165262023-0 2. Restated or .x: Certificate to Accompany Restated Articles or Amended and Restated Articles D Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate. [B_) Amended and Restated Articles * Restated or Amended and Restated Articles must be included with this filing type. Amended and Restated Articles: (Select one) (If amending and restating onl�, complete section 1,2 3, 5 and 6) 3. Type of Amendment Filing Being Completed: (Select only one box) Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock) The undersigned declare that they constitute at least two-thirds of the following: (Check only one box) C incorporators □ board of directors The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued (If amending. complete section 1, 3, 5 and 6.) � Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock) The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 50_5% Or i i No action by stockholders is required, name change only. l LJ Officer's Statement (foreign qualified entities only) - Name in home state, if using a modified name in Nevada: ! I i Jurisdiction of formation:[ J Changes to takes the following effect: ! The entity name has been amended. I IDissolution ' The purpose of the entity has been amended. LJMerger C The authorized shares have been amended. D Conversion Other: (specify changes) * Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation. This form must be accompanied by appropriate fees. Page 1 of 2 Revised: 9/1/2023

 [ �bam�2026_!_4  [ �88  6118813 ==1  To: NV Secretray of State  Page: 4 of 6  2026-07-20 17:26:04 GMT  18886118813  From: Vcorp Services, LLC  FRANCISCO V. AGUILAR  Secretary of State  401 North Carson Street  Carson City, Nevada 89701-4201 (775) 684-5708  Website: www.nvsos.gov  4  T  5  C  c  Profit Corporation:  Certificate of Amendment <PuRsuANTTO NRs 78.380 & 78.3as,1s_3go)  Certificate to Accompany Restated Articles or Amended and Restated Articles <PuRsuANT rn NRs 78.403)  Officer's Statement (PURSUANT To NRs 80.030)  . Effective Date and ime: (Optional)  Date:  07/20/2026 Time: 5:00 pm  ---------------------·--·-------------------····--  (must not be later than 90 days after the certificate is filed)  . Information Being hanged: (Domestic orporations only)  Changes to takes the following effect:  C The entity name has been amended.  The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)  O The purpose of the entity has been amended.  � The authorized shares have been amended.  C The directors, managers or general partners have been amended. L.....; IRS tax language has been added.  D Articles have been added. '.] Articles have been deleted.  � Other.  The articles have been amended as follows: (provide article numbers, if available)  (attach additional page(s) if necessary)  6. Signature:  (Required)  1  X Isl Peter Z. Wang�� i Peter Z. Wang, CEO---------�  Signature of rn?c'er or Authorizedbigner Title  X  Signature of Officer or Authorized Signer Title  *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.  Please include any required or optional information in space below:  (attach additional page(s) if necessary)  Sec attached AM F.NDFO A NO RF.ST ATEO ARTICLES OF lNCORPORA TlON  This form must be accompanied by appropriate fees.  Page 2 of 2  Revised: 9/1/2023

 10:25:20 a.m. 07-20.-2026   To: NV Secretray of State Page: 5 of 6  2026-07-20 17:26:04 GMT  18886118813  From: Vcorp Services, LL(  CERTIFICATE OF AMENDMENT TO AMENDED AND RESTATED ARTICLES OF INCORPORATION  OF CENNTRO lNC.  Cenntro Inc., a Nevada corporation, does hereby certify that:  ARTlCLE I  NAME  The name of the Corporation is Cenntro, Inc. (the "Corporation'').  ARTICLE ll  PURPOSE  The purpose for which this Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under Chapter 78 oft:he Nevada Revised Statutes.  ARTICLE Ill  CAPITAL STOCK  Section 3.0 l. Authorized Capital Stock. The total number of shares of all classes of capital stock, each with a par value of $0.000 l per share, which the Corporation is authorized to issue is 3, I 00,000,000 shares, consisting of (a) 3,000,000,000 shares of common stock, par value $0.0001 per share (the "Common Stock"), and (b) I 00,000,000 shares of preferred stock, par value $0.0001 per share (the "Preferred Stock"). Fully paid stock of the Corporation shall not be liable to any further call or assessment.  Section 3.02. Preferred Stock. The Board ofDircetors is expressly authorized, subject to limitations prescribed by law, by resolution or resolutions, and by filing a certificate pursuant to the applicable law of the State of Nevada, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock, and to establish from time-to-time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and the qualifications, limitations, or restrictions thereof. The relative powers, preferences and rights of each series of Preferred Stock in relation to the Preferred Stock Designations of each other series of Preferred Stock shall, in each case, be as fixed from time-to-time by the Board of Directors in the resolution or resolutions adopted pursuant to the authority granted in this Section 3.02  ARTICLE IV  DIRECTORS  The number of directors shall be at least one ( l) person, but not more than fifteen (15) persons. The number of Directors may be changed from time to time exclusively by the Board pursuant to a resolution adopted by a majority of the Board.  ARTJCLE V  BYLAWS  The Board shall have the power and is expressly authorized to adopt, amend, alter, or repeal the Bylaws. The Bylaws also may be restated or amended by the stockholders upon the affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the el.ection of directors, voting together as a single class; provided, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.

 1888611ss1_3  1  To: NV Secretray of State  Page: 6 of6  2026-07-20 17:26:04 GMT  18886118813  From: Vcorp Services, LL(  ARTICLE VI  LIMITED LIABILITY, INDEMNIFICATION  Section 6.01. Limited Liability of Directors and Officers. The personal liability of the directors and officers of the Corporation is hereby eliminated to the fullest extent permitted by the provisions of the Nevada Revised Statues and particularly Section 78.138.7 thereof, as the same may be amended and supplemented. Any repeal or modification of this Section 6.01 by the stockholders of the Corporation shall be prospective only and shall not adversely affect any limitation on thc personal liability of a din:ctor or officer of the Corporation for acts or omissions prior to such rcpeal or modification.  Section 6.02. Indemnification of Directors, Officers, and Agents. The Corporation may, to the fullest extent not prohibited by the Nevada Revised Statutes and otherwise as provided by the provisions of Section 78.7502 and 78.751 of the Nevada Revised Statutes, as the same may be amended and supplemented, indemnify any and all persons whom ii shall have power tu indenmi[y under such provisions from and against any aml all of the expenses, liabilities, or other matters referred to in or covered by such section as provided in the bylaws of the Corporation. Such right of indemnification shall be contingent upon, and shall exist only if, such person acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, where such person also had no reasonable cause to believe his or her conduct was unlawful. Such right of indemnification shall include t11e advancement of expenses as incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by the indemnified party to repay the advancements if it is ultimately determined by a court of competent jurisdiction that the indemnified party is not entitled lo be indemnified. Expenses. Such righl of indemnification shall nol be exdusi ve of any other righl which such direclors, officers, employees, or agents of the Corporation may have or hereafter acquire, and such persons shall be entitled to their respective rights of indemnification under the Bylaws of the Corporation or any agreement, vote of stockholders, provision of law, or otherwise, as well their rights under this Section 6.02. The indemnification provided in this Section 6.02 shall continue as to a person who has ceased to he such a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such person.  ARTICLE vn  AMENDMEJ'iTS  From time to time any of the provisions of these Articles oflncorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Nevada at the time in force may be added or inserted in the manner and at the time prescribed hy such laws, and all rights at any time conferred upon the stockholders of the Corporation by these Articles of Incorporation are granted subject to the provisions of this Article.  In Witness Whereof, the Corporation has caused this Certificate of Amendment to be signed by its officers thereunto duly authorized this $Y of July, 2026.  By:�#   N��(/.  Title:  Chief Executive Officer, President, Chairman of the Board and Director